Exhibit 10.9

TREVI THERAPEUTICS, INC.

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into by and between Trevi Therapeutics, Inc., a Delaware corporation (the “Company”) and Thomas R. Sciascia (the “Executive”) as of this 4th day of December, 2012.

W I T N E S S E T H

WHEREAS, the Company and the Executive desire to enter into an employment relationship pursuant to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. POSITION/DUTIES. The terms of this Agreement shall govern the Executive’s employment with the Company as Chief Medical Officer, effective December 4th, 2012 (the “Commencement Date”). In this position, the Executive shall report to the Company’s Chief Executive Officer (the “CEO”) and the Board of Directors of the Company (the “Board”) and shall have such duties, authorities and responsibilities as are customary with his position (subject to the control of the Company’s CEO and the Board). The Executive agrees to devote his full business time, best efforts, skill, knowledge, attention, and energies to the advancement of the Company’s business and interests and to the performance of his duties and responsibilities as an employee of the Company. Notwithstanding the foregoing, the Company agrees that the Executive may serve on such boards of directors as the Board may agree.

2. BASE SALARY AND BONUS. The Company agrees to pay the Executive a base salary at the rate of $25,000 per monthly pay period which if annualized equals $300,000 (the “Base Salary”), to be paid in accordance with the Company’s normal payroll procedure and policies. Such base salary may be adjusted from time to time in accordance with normal business practices and in the sole discretion of the Company. Following the end of each calendar year that the Executive is employed by the Company, commencing with the calendar year 2012, the Executive may be eligible to receive a discretionary performance bonus of up to thirty percent (30%) of his then current annual Base Salary. The bonus, if any, will be based on both individual and corporate performance goals and will be determined by the Board in its sole discretion. In order to be eligible for a bonus, if any, the Executive must be an active employee of the Company on the date such bonus is distributed. Any bonus payable to the Executive under this Agreement will be paid no later than March 15 of the calendar year following the calendar year in which such bonus is earned and approved by the Board. All compensation payable to the Executive pursuant to this Agreement shall be subject to applicable taxes and withholdings.

3. BENEFITS/PERQUISITES.

(a) Benefit Plans. The Executive may participate in all benefit programs that the Company establishes and makes available to its employees from time to time, provided that the Executive is eligible under, and subject to the provisions of the plan documents governing those programs. The benefits made available by the Company, and the rules, terms, and conditions for participation in such benefit plans, may be changed by the Company at any time and from time to time without advance notice.

(b) Vacation and Sick Leave. The Executive shall be eligible for four weeks of paid vacation per calendar year (as prorated for partial years). The Executive shall also be entitled to sick leave and all Company holidays as determined by the Board, on the same terms as similarly situated senior executives of the Company.

(c) Business Expenses. Upon presentation of appropriate documentation, the Executive shall be reimbursed in accordance with the Company’s expense reimbursement policy for all reasonable and necessary business expenses incurred in connection with the performance of his duties hereunder. Such business expenses shall include the Executive’s reasonable hotel and travel costs associated with his commute to, and performance of services at, the Company’s principal corporate offices in Connecticut.

4. AT WILL EMPLOYMENT. It is understood that the Executive’s employment by the Company shall be on an “at will” basis and may be terminated at the Executive’s option or the option of the Company, as the case may be, at any time, for any reason and with or without cause, on the terms and subject to the conditions set forth in this Agreement.

5. TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS.

(a) Termination for Cause, by Reason of Death or Disability, or Resignation Other Than for Good Reason. If the Executive’s employment is terminated by the Company for “Cause,” as defined below, or by reason of his death or “Disability,” as defined below, or if the Executive resigns other than for “Good Reason,” as defined below, the Company shall pay or provide to the Executive (or to the Executive’s estate or representative) upon such termination or resignation only (i) any accrued but unpaid Base Salary and any vacation time accrued but unused through the date of termination of employment or resignation; (ii) any bonus amount not yet paid that was earned during the calendar year preceding the date of termination of employment or resignation; (iii) reimbursement for any unreimbursed expenses properly incurred and documented through the date of termination of employment or resignation; and (iv) all other payments or benefits to which the Executive may be entitled through the date of his termination of employment or resignation under the terms of any applicable compensation arrangement or plan or by law ((i) to (iv) collectively referred to as the “Accrued Benefits”). Other than the Accrued Benefits, the Executive will not be eligible to receive any severance or any other payments or benefits from the Company following the date of termination of employment or resignation.

(b) Termination by Company Without Cause or by Executive For Good Reason. Subject to Section 5(c) below, if the Executive’s employment is terminated by the Company without “Cause,” as defined below, or if the Executive resigns for “Good Reason,” as defined below, then, in exchange for and subject to the Executive’s execution and non-revocation of a separation agreement and release of claims in accordance with Section 5(d) below, (a) the Executive will receive as severance pay an amount equal to twelve months of the Executive’s then-current base salary (subject to all applicable federal, state and local taxes and withholdings, and payable in accordance with the Company’s regular payroll practices) and (b)

during such twelve-month severance period, the Company will provide the Executive with medical and dental insurance benefits to the extent the Executive was receiving such benefits prior to such termination and to the extent that the Company is able to provide the Executive with such benefits at a cost to the Company that is not in excess of the cost that the Company was paying for such benefits for the Executive prior to such termination; provided, however, that if the Executive become employed prior to the end of the twelve-month severance period and is eligible to receive medical or dental insurance benefits from the Executive’s new employer, then the Company shall no longer be required to provide the Executive with such benefits;

(c) Termination Following a Change in Control. If the Executive’s employment is terminated by the Company without “Cause,” as defined below or if the Executive resigns, whether for “Good Reason” as defined below, or for other than Good Reason, in either case in connection with or within 12 months after a Change In Control, as defined below, then in exchange for and subject to the Executive’s execution and non-revocation of a separation agreement and release of claims in accordance with Section 5(d) below, then, in lieu of the severance and benefits contemplated in Section 5(b), (a) the Executive will receive as severance pay an amount equal to twelve months of the Executive’s then-current base salary (subject to all applicable federal, state and local taxes and withholdings, and payable in a lump sum) and (b) during a twelve-month severance period commencing at the time set forth in Section 5(d) to the extent necessary to comply with Section 409A of the Internal Revenue Code, the Company will provide the Executive with medical and dental insurance benefits to the extent the Executive was receiving such benefits prior to such termination and to the extent that the Company is able to provide the Executive with such benefits at a cost to the Company that is not in excess of the cost that the Company was paying for such benefits for the Executive prior to such termination; provided, however, that if the Executive become employed prior to the end of the twelve-month severance period and is eligible to receive medical or dental insurance benefits from the Executive’s new employer, then the Company shall no longer be required to provide the Executive with such benefits; and

(d) Conditions to Payment of Severance Benefits. As a condition of the Executive’s receipt of the severance and benefits set forth in Section 5(b) or 5(c) above (the “Severance Benefits”), the Executive must execute and return to the Company a separation agreement and release of claims provided by and satisfactory to the Company (the “Separation Agreement”), and such Separation Agreement must become binding and enforceable within 60 calendar days after the termination of the Executive’s employment. The Separation Agreement shall contain, among other things, a general release of claims by the Executive and the agreement of the Executive not to disparage the Company. Payments will be made or commence in the first pay period beginning after the Separation Agreement becomes binding and enforceable, provided that if the foregoing 60 day period would end in a calendar year subsequent to the calendar year in which the Executive’s employment ends, payments will not be made or commence before the first payroll period of the subsequent year. The Executive further agrees that, on or prior to his termination or resignation date, the Company may convene an exit interview to review the status of accounts and matters for which the Executive has most recently been responsible to ensure that the Executive is fully entitled to the benefits which may be available under this Agreement and/or to confirm that the Executive clearly understands the nature and scope of all of his post-employment obligations.

In addition, as a condition of the Executive’s receipt of the Severance Benefits set forth in Section 5(b) or 5(c) above, the Executive agrees to (i) reasonably cooperate with the Company at its request in all matters relating to the winding up of his pending work on behalf of the Company and the orderly transfer of such work to other employees of the Company following any termination of employment, (ii) during the Severance Period, upon reasonable notice by the Company, make himself reasonably available to the Company on an as-needed basis in connection with the orderly transition of his duties without receiving any additional compensation other than the Severance Benefits, and (iii) reasonably cooperate in the resolution of any dispute (including, without limitation, litigation of any action) involving the Company that relates in any way to the Executive’s activities while employed by the Company. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in order to provide such cooperation.

6. DEFINITIONS. For the purpose of this Agreement, the following definitions shall apply:

(a) “Cause” shall mean: (i) the Executive’s conviction of, or plea of guilty or nolo contendere to, any felony (other than traffic-related offenses), (ii) the willful misconduct or gross negligence of the Executive with regard to the Company that the Board determines in good faith is, or is reasonably likely to be, materially injurious to the Company and its reputation, (iii) any incurable material breach by the Executive of this Agreement or the Invention Agreement or the Non-Competition Agreement (as such agreements are defined below), or (iv) the Executive’s violation of the Company’s published policies prohibiting unlawful harassment and discrimination or its published policy concerning drugs and alcohol, as in effect from time to time.

(b) “Change in Control” shall mean any of the following events provided that such event constitutes a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5)(i): the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the then-outstanding securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the then-outstanding securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination.

(c) “Disability” shall mean any long-term disability or incapacity due to physical or mental illness that renders the Executive unable to substantially perform his duties for 90 consecutive days or 120 total days during any twelve (12) month period, provided that it may occur in a shorter period if, after its commencement, it is determined to be total and permanent by a physician selected by the Company and its insurers and such determination is acceptable to the Executive or to the Executive’s legal representative (with such agreement on acceptability not to be unreasonably withheld).

(d) “Good Reason” shall mean the occurrence of any of the following events without Executive’s prior written consent:

(i) a material diminution in the Executive’s base compensation;

(ii) a material diminution in the Executive’s then authority, duties or responsibilities;

(iii) a change in geographic location at which the Executive principally performs services of a distance of more than 50 miles (it being agreed for purposes of this clause the geographic locations at which the Executive principally performs services shall be both the location of his home and New Haven, Connecticut); provided, however, a move of the Company’s principal corporate offices to Boston, Massachusetts or within 50 miles of Boston, Massachusetts, shall not constitute a change in geographic location for purposes of “Good Reason” under this Section 6(d)(iii).

(iv) any material breach by the Company of this Agreement;

provided, however, that no such event or condition shall constitute Good Reason unless (x) the Executive gives the Company a written notice of termination for Good Reason not more than 60 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice and (z) the Executive’s termination of employment occurs within 60 days following the Company’s receipt of such notice.

7. OTHER AGREEMENTS. As a condition of the Executive’s continued employment with the Company, the Executive hereby confirms his obligations under the Invention and Non-Disclosure Agreement (the “Invention Agreement”), dated March 1, 2011 with the Company, and that, concurrently with the execution of this Agreement, he shall execute the Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) attached hereto as Exhibit A and the Amendment Agreement to the Restricted Stock Agreement attached hereto as Exhibit B.

8. INDEMNIFICATION AND INSURANCE. The Executive shall be entitled to indemnification to the fullest extent permitted by the Company’s Certificate of Incorporation and shall be entitled to coverage under the Company’s directors’ and officers’ liability insurance policy to the same extent as other senior executives of the Company.

9. NOTICE. Any purported termination of employment hereunder shall be communicated through written notice from the terminating party. Such notice and all other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and shall be deemed given: (i) if delivered personally, on the date of delivery; (ii) if mailed by certified or registered mail (return receipt requested and postage prepaid), three (3) days after the mailing date; (iii) if sent via a nationally recognized overnight courier, on the next business day thereafter; or (iv) if sent via facsimile confirmed in writing to the recipient, on the next business day thereafter. In each of the above cases, notice to the Company should be sent to the Company’s principal place of business, notice to the Executive should be sent to his home address most recently on file with the Company, or notice to either the Company or the Executive should be sent to such other address or addresses as either party shall have designated in writing to the other party hereto.

10. REPRESENTATION. The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which could prevent his from entering into this Agreement or performing all of his obligations hereunder.

11. 409A CONSIDERATIONS.

(a) Subject to this Section 11, any severance payments or benefits that may be due under this Agreement shall begin only upon the date of the Executive’s “separation from service” (determined as set forth below) which occurs on or after the termination of Executive’s employment. The following rules shall apply with respect to distribution of the severance payments or benefits, if any, to be provided to the Executive under this Agreement, as applicable:

(i) It is intended that each installment of the severance payments or benefits under this Agreement provided under shall be treated as a separate “payment” for purposes of Section 409A of the Internal Revenue Code and the guidance issued thereunder (“Section 409A”). Neither the Company nor the Executive shall have the right to accelerate or defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A.

(ii) If, as of the date of the Executive’s “separation from service” from the Company, the Executive is not a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments or benefits shall be made on the dates and terms set forth in this Agreement.

(iii) If, as of the date of the Executive’s “separation from service” from the Company, the Executive is a “specified employee” (within the meaning of Section 409A), then:

(A) Each installment of the severance payments or benefits due under this Agreement that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when the Executive’s separation from service occurs, be paid within the short-term deferral period (as defined under Section 409A) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A and shall be paid on the dates and terms set forth in this Agreement; and

(B) Each installment of the severance payments or benefits due under this Agreement that is not described in this Section 11(a)(iii) and that would, absent this subsection, be paid within the six-month period following the Executive’s “separation from service” from the Company shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, the Executive’s death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following the Executive’s separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of payments if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the Executive’s second taxable year following the taxable year in which the separation from service occurs.

(b) The determination of whether and when the Executive’s separation from service from the Company has occurred shall be made and in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this Section 11(b), “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Internal Revenue Code.

(c) All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

(d) The Company makes no representation or warranty and shall have no liability to the Executive or to any other person if any of the provisions of this Agreement (including this Section 11) are determined to constitute deferred compensation subject to Section 409A but that do not satisfy an exemption from, or the conditions of, that section.

12. MISCELLANEOUS. This Agreement sets forth the terms of the Executive’s employment with the Company and supersedes any prior representations or agreements, whether written or oral, relating to the subject matter of this Agreement. This Agreement may be modified or amended only by an instrument in writing signed by the Executive and the Company. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of law provisions thereof. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and the Executive’s and the Company’s respective heirs, successors, legal representatives and assigns. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

TREVI THERAPEUTICS, INC.

By:	/s/ Jennifer L. Good
Jennifer L. Good
President and Chief Executive Officer

THOMAS R. SCIASCIA

/s/ Thomas R. Sciascia

Exhibit A

Non-Competition and Non-Solicitation Agreement

Exhibit 10.9

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Agreement is made between Trevi Therapeutics, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and Thomas R. Sciascia (the “Employee”).

For good consideration and in consideration of the employment or continued employment of the Employee by the Company, the Employee and the Company agree as follows:

1. Non-Competition and Non-Solicitation. While the Employee is employed by the Company and for a period of two (2) years after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly:

(a) Engage or assist others in engaging in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that develops, manufactures, markets, licenses, sells or provides any product intended for the treatment of pruritus or any other dermatological indication for which the Company has developed, manufactured, marketed, licensed, sold or provided a product, or planned to develop, manufacture, market, license, sell or provide a product, while the Employee was employed by the Company; or

(b) Either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers, or business partners of the Company which were contacted, solicited, or served by the Company during the 12-month period prior to the termination or cessation of the Employee’s employment with the Company; or

(c) Either alone or in association with others (i) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or other engagement with the Company, or (ii) hire, or recruit or attempt to hire, or engage or attempt to engage as an independent contractor, any person who was employed by the Company at any time during the term of the Employee’s employment with the Company; provided, that this clause (ii) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company has been terminated for a period of three months or longer.

(d) Extension. If the Employee violates the provisions of any of the preceding paragraphs of this Section 1, the Employee shall continue to be bound by the restrictions set forth in such paragraph until a period of one year has expired without any violation of such provisions.

2. Miscellaneous.

(a) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

(b) Obligations to Third Parties. The Employee acknowledges and represents that this agreement and the Employee’s employment with the Company will not violate any continuing obligation the Employee has to any former employer or other third party.

(c) Disclosure of this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.

(d) Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her employment for any period of time and does not change the at-will nature of his/her employment.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him or her. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer. Notwithstanding the foregoing, if the Company is merged with or into a third party which is engaged in multiple lines of business, or if a third party engaged in multiple lines of business succeeds to the Company’s assets or business, then for purposes of Section 1(a), the term “Company” shall mean and refer to the business of the Company as it existed immediately prior to such event and as it subsequently develops and not to the third party’s other businesses.

(f) Interpretation. If any restriction set forth in Section 1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(g) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(h) Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of New York (or, if appropriate, a federal court located within New York), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

(j) Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(k) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

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THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

TREVI THERAPEUTICS, INC.

Date:	By:
President and Chief Executive Officer Jennifer L. Good

Date:_	THOMAS R. SCIASCIA

(Signature)

Exhibit 10.9

Exhibit B

Amendment Agreement to the Restricted Stock Agreement

TREVI THERAPEUTICS, INC.

Amendment Agreement to Restricted Stock Agreement

This Amendment Agreement to Restricted Stock Agreement (this “Amendment Agreement”) is entered into by and between Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), and Thomas R. Sciascia (the “Stockholder”) as of the      day of December, 2012.

WHEREAS, the Company has proposed to enter into on the date hereof a Series A Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with the investors listed on Exhibit A thereto (the “Investors”) pursuant to which the Company will issue to such Investors shares of the Company’s Series A Preferred Stock, $0.001 par value per share (the “Series A Financing”);

WHEREAS, in order to induce the Investors to enter into the Stock Purchase Agreement and consummate the Series A Financing, the Stockholder has agreed to amend the vesting terms of the Restricted Stock Agreement, dated March 18, 2011 to which the Stockholder is a party with the Company (the “RSA”);

NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein and acting pursuant to Section 12(h) of the RSA, the Company and Stockholder do hereby consent and agree as follows:

1. Section 2. Section 2 of the RSA is hereby amended and restated in its entirety as follows:

“2. Purchase Option.

(a) In the event that the Stockholder ceases to be an Eligible Participant (as defined below) for any reason or no reason, with or without cause, prior to December     , 2015, the Company shall have the right and option (the “Purchase Option”) to purchase from the Stockholder, for a sum of $0.001 per share (the “Option Price”), some or all of the Unvested Shares (as defined below).

“Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The “Applicable Percentage” shall be (i) 50% less 1.3888% for each one-month period from and after December     , 2012 during which the Stockholder is an Eligible Participant, and (ii) zero on or after December     , 2015.

(b) Notwithstanding the foregoing, upon a Change in Control of the Company prior to December     , 2015, 100% of the Shares shall become automatically vested in full and the Applicable Percentage shall be zero. For this purpose, a “Change in Control of the Company” shall mean the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the then-outstanding securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the then-outstanding securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination.

(c) For purposes of this Agreement, the Stockholder shall be an “Eligible Participant” for so long as the Stockholder serves as an employee or officer of, or consultant or advisor to, the Company or a parent or subsidiary of the Company.”

2. Miscellaneous.

(a) Each capitalized term used and not otherwise described herein shall have the meaning ascribed to such term in the RSA.

(b) Except as expressly provided herein, all provisions of the RSA shall remain in full force and effect.

(c) This Amendment Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to its rules pertaining to conflicts of laws thereunder.

(d) This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first written above.

COMPANY:

TREVI THERAPEUTICS, INC.

By:
Name: Jennifer L. Good
Title: President and Chief Executive Officer

STOCKHOLDER:

Thomas R. Sciascia

[Signature Page to Amendment Agreement]